EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2004 relating to the consolidated financial statements of Irwin Financial Corporation, which appears in Irwin Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.


                                                   /s/PricewaterhouseCoopers LLP


Chicago, Illinois
April 30, 2004